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                                                                  EXHIBIT 99(b)

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF LNH REIT, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                              _____________, 1996


The undersigned hereby appoints Leland R. Speed and N. Keith McKey, or either of them, as Proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote as designated below, on behalf of the undersigned, all of the shares of common stock, $0.50 par value per share, of LNH REIT, Inc. ("LNH"), held of record by the undersigned at the close of business on ______________________, 1996 at the special meeting of shareholders to be held at __________ a.m. on __________________, 1996, at 300
One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, and at any adjournment or postponement thereof.

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER dated as of December 22, 1995 among LNH REIT, Inc., EastGroup Properties and EastGroup-LNH Corporation.

                 / /   FOR     / /   AGAINST     / /  ABSTAIN


2. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTER INDICATED IN 1 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 2 ABOVE.

                                  Dated: _________________, 1996 PLEASE SIGN
                                  EXACTLY AS NAME(S) APPEAR ON STOCK
                                  CERTIFICATE(S).  A corporation is
                                  requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, trustees, administrators, etc. are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

                                  --------------------------------------------

                                  --------------------------------------------
                                  (Signature(s) of Shareholder(s))

                 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                  IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.